UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2015 (May 6, 2015)

Starwood Waypoint Residential Trust

(Exact name of registrant as specified in its charter)

Maryland	001-36163	80-6260391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Harrison Street Oakland, CA		94612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number,

including area code:

(510) 250-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 6, 2015, Starwood Waypoint Residential Trust (the “Company”) held its 2015 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders: (i) elected the nine persons listed below as trustees of the Company, each to serve until the Company’s 2016 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified; and (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the calendar year ending December 31, 2015. Set forth below are the voting results for each of the proposals voted upon by the Company’s shareholders:

Proposal 1 – Election of Trustees

Nominee	For	Withheld	Broker Non-Votes
Barry S. Sternlicht	25,853,859	6,161,549	2,970,019
Douglas R. Brien	31,744,042	271,366	2,970,019
Richard D. Bronson	31,749,961	265,447	2,970,019
Michael D. Fascitelli	31,740,100	275,308	2,970,019
Jeffrey E. Kelter	31,834,838	180,570	2,970,019
Stephen H. Simon	31.909,118	106,290	2,970,019
Andrew J. Sossen	31,013,990	1,001,418	2,970,019
Colin T. Wiel	31,013,666	1,001,742	2,970,019
Christopher B. Woodward	31,834,814	180,594	2,970,019

Proposal 2 – Ratification of Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Calendar Year Ending December 31, 2015

For	Against	Abstentions	Broker Non-Votes
34,907,126	15,010	63,291	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD WAYPOINT RESIDENTIAL TRUST

Dated: May 7, 2015	By:	/s/ Tamra D. Browne
	Name:	Tamra D. Browne
	Title:	Chief Legal Officer and Secretary

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